Exhibit 99.1

Worksport Delivers 61% Revenue Growth and 31% Margin in Q3 2025; Positioned for 2026 Profitability with $45M+ Revenue Target

2026 outlook driven by $27M-$35M in tonneau cover sales, with additional major contributions anticipated from upcoming launches of the SOLIS solar-integrated tonneau cover and COR battery system.

West Seneca, New York, November 13, 2025 – Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator in advanced manufacturing and distributed clean energy technologies, serving both consumer and industrial markets, today announced financial results for the quarter ended September 30, 2025. Q3 net sales reached $5.0 million, up 61% year-over-year and 22% sequentially, with gross margin of 31.3%.

“Worksport’s Q3 performance shows our final investments into a scalable, efficient and high growth company,” said Steven Rossi, Chief Executive Officer. “Our margin has grown over 2300 BPS in 9 months, and it’s projected to continue growth. Operating leverage is now visible — revenue rose nearly 60% YoY while core expenses grew only about 20%. That balance of discipline and expansion gives us strong conviction in our outlook for 2026 profitability and sustained double-digit growth, particularly as our new SOLIS™, COR™, and HD3 are launched and transition into revenue-generating lines.”

Q3 2025 Highlights (Investor Snapshot)

●	Sustained multi-quarter growth: YTD sales of $11.4 million, more than 2x the prior year’s first nine months; Q3 gross margin 31.3% vs. 7.9% in Q3 2024 and 26.4% in Q2 2025; YTD gross margin 26.7% vs. 10.5% in 2024.

●	Improving unit economics: Management targets ~35%+ gross margin exiting 2025, supported by throughput gains, higher-value product mix, and operational efficiencies.

●	Run-rate momentum: Q3 reflects an ARR of $20.4 million; year-end revenue projected $17–$21 million depending on timing of SOLIS/COR revenue recognition.

●	Strengthened balance sheet: Total debt reduced; revolving capacity preserved for flexibility.

●	2026 visibility: Company projects a base case of $27–$35 million from U.S. tonneau sales with incremental “tens of millions” from SOLIS & COR; profitability expected in 2026 with clear line-of-sight to cash flow positivity.

A Scalable U.S. Manufacturing Engine, Before the Clean-Tech Upside

Worksport’s U.S.-made tonneau cover platform underpins the Company’s structural revenue and margin expansion. This sustained improvement precedes upcoming contribution from HD3, SOLIS, and COR—programs that were historically OpEx-heavy and are expected to transition soon into revenue engines.

“Gross margin north of 30% and another strong revenue quarter affirm that our U.S. manufacturing strategy is working,” added Rossi. “With HD3 in production and SOLIS & COR opening new markets, we’re executing against a measured, scalable path to profitability in 2026.”

Product & Commercial Catalysts

●	HD3 Heavy-Duty Tonneau: In production as of Oct. 21, 2025; initial B2B sales expected in November, with broader online availability thereafter—extending Worksport’s cover lineup into commercial/fleet.

●	SOLIS™ & COR™ Launch: Orders open November 28, 2025; COR Starter Kit (inverter + battery) MSRP $949; SOLIS Cover starting MSRP $1,999–$2,499. Initial rollout includes 1,000 COR Starter Kits and 900 additional batteries, representing ~$2.5 million near-term opportunity, with increasing scale through 2026. SOLIS covers will be assembled in the USA.

Conference Call & Materials

Investors, analysts, and media are invited to register in advance for the live webcast, today at 8:30am ET.

Live Link: [Worksport Q3 2025 Earnings Call Link]

The earnings call transcript, deck, and audio reply from the conference call will be available on the Worksport website https://investors.worksport.com/#reports after the call.

Worksport Quarter 3 2025 Report: Balance Sheet & Income Statement

Below is a summary excerpt from the Financial Statements section of ‘Worksport 10-Q, November 13 2025’ covering the fiscal quarter ending September 30, 2025. Investors are encouraged to review the complete 10-Q filing and the accompanying Prepared Remarks, both linked above, for full context and analysis.

Worksport Ltd.

Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$3,761,690	$4,883,099
Accounts receivable, net	515,074	42,589
Other receivable	209,702	169,728
Inventory (Note 3)	6,835,491	5,190,054
Prepaid expenses and deposits (Note 6)	1,055,971	192,192
Total current assets	12,377,928	10,477,662
Investments (Note 11)	122,681	66,308
Property and equipment, net (Note 4)	13,208,163	13,644,226
Operating lease right-of-use assets (Note 12)	299,376	595,415
Intangible assets, net (Note 5)	1,040,474	953,049
Total assets	$27,048,622	$25,736,660
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,814,718	$1,526,630
Accrued liabilities and other	1,078,355	800,283
Accrued compensation	288,489	377,112
Long-term debt, current portion (Note 13)	1,774,307	222,992
Lease liability, current portion (Note 12)	110,202	246,535
Total current liabilities	6,066,071	3,173,552
Lease liability, excluding current portion (Note 12)	189,116	368,472
Long-term debt, excluding current portion (Note 13)	1,014,043	4,781,005
Total liabilities	7,269,230	8,323,029

Shareholders’ equity
Series A, B Preferred & Series C Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 100 Series A, 0 Series B, and 371,784 Series C issued and outstanding, respectively (Note 7)	372	-
Common stock, $0.001 par value, 45,000,000 shares authorized, 7,589,036 and 4,016,205 shares issued and outstanding, respectively (Note 7)	7,588	4,016
Additional paid-in capital	95,783,778	79,781,674
Share subscriptions receivable	(512,392)	(1,577)
Share subscriptions payable	2,126,352	2,115,064
Accumulated deficit	(77,617,726)	(64,476,966)
Cumulative translation adjustment	(8,580)	(8,580)
Total shareholders’ equity	19,779,392	17,413,631
Total liabilities and shareholders’ equity	$27,048,622	$25,736,660

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

Worksport Ltd.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Nine Months Ended September 30, 2025 and 2024

(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024

Net sales	$5,013,872	$3,122,359	$11,358,835	$5,556,535
Cost of sales	3,445,088	2,875,186	8,311,718	4,975,277
Gross profit	1,568,784	247,173	3,047,117	581,258

Operating expenses
Research and development	301,095	396,446	975,529	1,811,911
General and administrative	2,950,100	2,478,809	8,409,789	6,684,048
Sales and marketing	2,362,195	661,238	4,537,299	1,206,807
Professional fees	748,656	621,728	1,812,190	2,332,069
(Gain) loss on foreign exchange	(491)	(5,832)	(4,129)	1,853
Total operating expenses	6,361,555	4,152,389	15,730,678	12,036,688
Loss from operations	(4,792,771)	(3,905,216)	(12,683,561)	(11,455,430)

Other income (expense)
Interest expense	(138,887)	(229,701)	(462,481)	(487,463)
Interest income	2,979	-	22,415	3,054
Rental income	-	-	-	76,866
Total other income (expense)	(135,908)	(229,701)	(440,066)	(407,543)

Net loss	$(4,928,679)	$(4,134,917)	$(13,123,627)	$(11,862,973)

Loss per share (basic and diluted)	$(0.75)	$(1.40)	$(2.44)	$(4.64)
Weighted average number of shares (basic and diluted)	6,563,228	2,943,279	5,377,750	2,554,075

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

The link below will take you to the Worksport Investor Relations Website. After 10am ET on November 13, 2025, you may download the accompanying earnings call prepared remark and deck there; investors are highly encouraged to review this material:

●	Q3 2025- Earnings Call Prepared Remarks - Download Here

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter.

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W:	investors.worksport.com	W:	www.worksport.com	E:	investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.